Exhibit 99.l(2)

National Life Insurance Company

Power of Attorney

April 27, 2022

The undersigned Directors of National Life Insurance Company each hereby authorize Lisa F. Muller or Catherine Fisk as attorney-in-fact, to sign on his or her behalf:

(1)       the Sentinel Advantage and SAVA-5 variable annuity registration statement on Form N-4 (File No. 333- 19583) and all amendments thereto, and

(2)       any other variable universal life and variable annuity registration statements and all amendments thereto filed on Form N-4 or N-6 and/or associated financial statement filings respectively by National Life Insurance Company after the execution date indicated below;

filed after the execution date indicated above on Form N-4 or Form N-6, respectively, by National Life Insurance Company, and to file the same, with all exhibits, with the Securities and Exchange Commission.

/s/ Mehran Assadi	/s/ Harris H. Simmons
Mehran Assadi	Harris H. Simmons

/s/ Thomas H. MacLeay	/s/ James H. Douglas
Thomas H. MacLeay	James H. Douglas

/s/ David R. Coates	/s/ Carol A. Carlson
David R. Coates	Carol A. Carlson

/s/ Bruce Lisman	/s/ Yvette D. Bright
Bruce Lisman	Yvette D. Bright

/s/ Roger B. Porter
Roger B. Porter